EXHIBIT 35.4

GE DEALER FLOORPLAN MASTER NOTE TRUST

                                                            Date: March 14, 2007

      Deutsche Bank Trust Company Americas, as agent ("Agent") for Wilmington Trust Company, not in its individual capacity but solely as indenture trustee (the "Indenture Trustee"), certifies to CDF Funding, Inc. (the "Transferor"), its officers and GE Dealer Floorplan Master Note Trust (the "Issuer"), with the knowledge and intent that they will rely upon this certification, that:

      (1) It has reviewed the report on assessment of the Agent's compliance provided in accordance with Rules 13a-18 under the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act") and Item 1122 of Regulation AB (the "Servicing Assessment") and the registered public accounting firm's attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Securities Exchange Act and Section 1122(b) of Regulation AB (the "Attestation Report") that were delivered by the Agent to the Transferor pursuant to the Master Indenture dated as of August 12, 2004 (as amended, supplemented or otherwise modified from time to time the "Master Indenture"), by and between the Issuer and the Indenture Trustee (collectively, the "Agent Information" (in making such statement, the Agent makes no representation or warranty as to any information prepared or provided to it by a third person and upon which it relied in preparing our information;

      (2) To the best of its knowledge, the Agent Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Agent Information; and

      (3) To the best of its knowledge, all of the Agent Information required to be provided by the Agent under the Master Indenture has been provided to the Transferor.


                                                DEUTSCHE BANK TRUST COMPANY
                                                AMERICAS, as Agent


                                                By: /s/ Jenna Kaufman
                                                    ----------------------------
                                                Name: Jenna Kaufman
                                                Title: Director


                                                By: /s/ Louis Bodi
                                                    ----------------------------
                                                Name: Louis Bodi
                                                Title: Vice President